Exhibit 99.1

FHLBANK TOPEKA ANNOUNCES 2022 THIRD QUARTER RESULTS

October 26, 2022 - FHLBank Topeka (FHLBank) is reporting net income of $66.9 million computed in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended September 30, 2022 compared to $37.4 million for the quarter ended September 30, 2021. For the nine months ended September 30, 2022, FHLBank is reporting net income of $167.7 million compared to $114.3 million for the same period in the prior year. The $29.5 million and $53.4 million increases in net income for the three- and nine-month periods, respectively, were primarily a result of increases in net interest income and fluctuations in fair value of derivatives and trading securities, partially offset by increases in other expenses.

Net interest income increased $21.5 million for the quarter, from $73.3 million for the quarter ended September 30, 2021 to $94.8 million for the quarter ended September 30, 2022. Net interest income increased $49.2 million for the current year-to-date period, from $213.9 million for the nine months ended September 30, 2021 to $263.1 million for the nine months ended September 30, 2022. The increase for both the quarterly and year-to-date periods was due primarily to an increase in the average yield and balance of advances, partially offset by an increase in the cost of debt.

FHLBank expects to file its Form 10-Q for the quarter ended September 30, 2022 with the Securities and Exchange Commission (SEC) on or about November 10, 2022.

Operating Highlights
•Net interest income/margin: Net interest income increased $21.5 million to $94.8 million for the quarter ended September 30, 2022 compared to $73.3 million for the quarter ended September 30, 2021. Net interest margin declined one basis point for the current quarter, from 0.61 percent for the quarter ended September 30, 2021 to 0.60 percent for the quarter ended September 30, 2022, which primarily reflects the increase in short-term borrowing costs. The increase in interest income on advances was driven by an increase in yield and average balance, as discussed below. Prepayments continued to slow on mortgage-related assets, which increased interest income due to less premium amortization between periods. The increase in the cost of debt reflects the increase in market interest rates.
•Total assets: Total assets increased from $48.0 billion as of December 31, 2021 to $63.5 billion as of September 30, 2022, predominantly driven by the $11.8 billion increase in advances between periods and a $3.2 billion increase in liquid investments.
•Primary Mission Assets: Advances to members and housing associates and mortgage loans purchased from members are Primary Mission Assets because they are fundamental to the business and mission of FHLBank. The Primary Mission Asset ratio, as defined by the Federal Housing Finance Agency, is calculated as average advances and average mortgage loans to average consolidated obligations (less certain U.S. Treasury securities), based on year-to-date averages. As of September 30, 2022 and December 31, 2021, our Primary Mission Asset ratio was 80 percent and 77 percent, respectively.
•Advances: Advances increased from $23.5 billion at December 31, 2021 to $35.3 billion at September 30, 2022. The average balance of advances increased $12.6 billion, or 54.7 percent, and the average yield increased 184 basis points for the three months ended September 30, 2022 when compared to the prior year period. Advance demand has increased as members' earning assets have grown and deposit outflows have increased throughout our district. Members have also increased advance utilization as a source of on-balance sheet liquidity and to manage funding costs in a rising interest rate environment.
•Mortgage loans: Mortgage loans decreased slightly, from $8.1 billion as of December 31, 2021 to $8.0 billion as of September 30, 2022, representing 12.6 percent of total assets as of September 30, 2022, compared to 16.9 percent as of December 31, 2021. The average balance of mortgage loans decreased $0.3 billion, or 3.6 percent, for the three months ended September 30, 2022 when compared to the prior year period.
•Performance ratios: Return on average equity (ROE) increased to 8.07 percent for the quarter ended September 30, 2022 compared to 5.40 percent for the prior year quarter due to the increase in net income for the current quarter, partially offset by the increase in average capital.
•Dividends: The Class A Common Stock dividend rate of 2.25 percent per annum and the Class B Common Stock dividend rate of 7.75 percent per annum combined for a weighted average dividend rate for the quarter ended September 30, 2022 of 6.94 percent, which is 468 basis points above the average daily interest rate on reserve balances for the quarter.

Housing and Community Development Programs
FHLBank sets aside a portion of its profits for grants that support affordable housing. These funds assist members in providing financing for owner-occupied and rental housing affordable to very low-, low-, and moderate-income households. For the first nine months of 2022, $18.6 million of Affordable Housing Program (AHP) funding has been set aside for members for the 2023 program, compared to $12.7 million set aside in the prior year period for the 2022 program. Since the inception of the AHP in 1990, FHLBank has awarded nearly $342.5 million in subsidies towards the creation, rehabilitation, or purchase of more than 61,000 units of affordable housing.

Exhibit 99.1

Financial Highlights
Attached are highlights of FHLBank’s financial position as of September 30, 2022 and December 31, 2021 and results of operations for the quarterly and year-to-date periods ended September 30, 2022 and 2021.

Non-GAAP Measures
Management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which are impacted by temporary fair value changes and other factors driven by market volatility, gains/losses on instrument sales, or transactions that are considered unpredictable or non-routine that reduce comparability between periods.

A reconciliation of GAAP net income to adjusted income (a non-GAAP measure) for the quarterly and year-to-date periods ended September 30, 2022 and 2021 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2022	09/30/2021	09/30/2022	09/30/2021
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net income, as reported under GAAP	$66,921	$37,380	$167,677	$114,250
AHP assessments	7,436	4,154	18,632	12,697
Income before AHP assessments	74,357	41,534	186,309	126,947
Derivative (gains) losses[1]	(41,518)	(13,498)	(127,675)	(61,178)
Trading (gains) losses	30,249	16,369	113,076	56,527
Prepayment/yield maintenance fees[2]	(942)	(551)	(7,091)	(3,547)
Net (gains) losses on sale of held-to-maturity securities	89	—	89	—
Total excluded items	(12,122)	2,320	(21,601)	(8,198)
Adjusted income (a non-GAAP measure)	$62,235	$43,854	$164,708	$118,749
_________
1    Consists of fair value changes on all derivatives and hedging activities excluding net interest settlements on economic hedges and price alignment amount.
2    Includes prepayment fees on advances and yield maintenance fees on debt securities.

A reconciliation of GAAP net interest income and GAAP net interest margin to adjusted net interest income and adjusted net interest margin (non-GAAP measures) for the quarterly and year-to-date periods ended September 30, 2022 and 2021 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2022	09/30/2021	09/30/2022	09/30/2021
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Net interest income, as reported under GAAP	$94,795	$73,260	$263,096	$213,859
(Gains) losses on derivatives qualifying for hedge accounting recorded in net interest income	(14,083)	(2,023)	(25,022)	(6,253)
Net interest settlements on derivatives not qualifying for hedge accounting	(1,201)	(12,878)	(17,045)	(38,773)
Prepayment/yield maintenance fees[1]	(942)	(551)	(7,091)	(3,547)
Adjusted net interest income (a non-GAAP measure)	$78,569	$57,808	$213,938	$165,286

Net interest margin, as calculated under GAAP for the period	0.60%	0.61%	0.61%	0.58%
Adjusted net interest margin (a non-GAAP measure)	0.50%	0.48%	0.50%	0.45%
_________
1    Includes prepayment fees on advances and yield maintenance fees on debt securities.

Exhibit 99.1

Adjusted ROE spread (a non-GAAP measure) for the quarterly and year-to-date periods ended September 30, 2022 and 2021 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2022	09/30/2021	09/30/2022	09/30/2021
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital	$3,289,015	$2,746,619	$3,093,526	$2,734,542
ROE, based upon GAAP net income	8.07%	5.40%	7.25%	5.59%
Adjusted ROE, based upon adjusted income (a non-GAAP measure)	7.51%	6.33%	7.12%	5.81%
Average overnight Federal funds effective rate	2.20%	0.09%	1.03%	0.08%
GAAP ROE as a spread to average overnight Federal funds effective rate	5.87%	5.31%	6.22%	5.51%
Adjusted ROE as a spread to average overnight Federal funds effective rate (a non-GAAP measure)	5.31%	6.24%	6.09%	5.73%

This earnings release contains certain supplemental financial information that has been determined by methods other than GAAP that management uses in the analysis of FHLBank’s financial performance. FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility, gains/losses on instrument sales, or transactions that are considered unpredictable. FHLBank's business model is primarily one of holding assets and liabilities to maturity. However, FHLBank may engage in periodic instrument sales for liquidity purposes or to reduce its exposure to LIBOR-indexed instruments. FHLBank reports the following non-GAAP financial measures in the previous tables that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest income, (3) adjusted net interest margin, and (4) adjusted ROE. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

Exhibit 99.1

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risks or uncertainties and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in the general economy and capital markets, the rate of inflation or deflation, employment rates, housing market activity and pricing, the size and volatility of the residential mortgage market, geopolitical events, and global economic uncertainty; the ongoing and evolving impact of the coronavirus (COVID-19) pandemic and its variants or other pandemics on our members, our business, the economy and capital markets; governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, our members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; external events, such as economic, financial, or political disruptions, and/or wars and natural disasters, including disasters caused by climate change, which could damage our facilities or the facilities of our members, damage or destroy collateral pledged to secure advances or mortgages held for portfolio, which could increase our risk exposure or loss experience; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; changes in the U.S. government's long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; soundness of other financial institutions, including FHLBank members, non-member borrowers, counterparties and the other FHLBanks; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity, including the effects of these factors on amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; the upcoming discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on FHLBank's LIBOR-based investments and contracts, and the collateral underlying advances to our members; changes in FHLBank's capital structure; FHLBank's ability to declare dividends or to pay dividends at rates consistent with past practices; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to manage cybersecurity risks and securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; and the ability of FHLBank to attract and retain skilled individuals, including qualified executive officers. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by reference to this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason to reflect events or circumstances after the date of this announcement.

Exhibit 99.1

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	09/30/2022	12/31/2021
Financial Position
Investments[1]	$19,720,136	$16,058,574
Advances	35,318,980	23,484,288
Mortgage loans held for portfolio, net	7,998,911	8,135,046
Total assets	63,500,273	48,021,238
Deposits	667,970	946,207
Consolidated obligations, net	59,236,614	44,199,598
Total liabilities	60,204,762	45,306,972
Total capital stock	2,120,273	1,499,301
Retained earnings	1,227,616	1,142,650
Total capital	3,295,511	2,714,266

Regulatory capital[2]	3,348,181	2,642,533

	Three Months Ended		Nine Months Ended
	09/30/2022	09/30/2021	09/30/2022	09/30/2021
Results of Operations
Interest income	$391,990	$112,667	$708,336	$343,734
Interest expense	297,195	39,407	445,240	129,875
Net interest income before loan loss provision (reversal)	94,795	73,260	263,096	213,859
Provision (reversal) for credit losses on mortgage loans	115	(1,660)	(300)	638
Net gains (losses) on trading securities	(30,249)	(16,369)	(113,076)	(56,527)
Net gains (losses) on derivatives and hedging activities	26,198	(1,396)	85,575	16,170
Other income	2,877	3,007	9,166	9,561
Other expenses	19,149	18,628	58,752	55,478
Income before assessments	74,357	41,534	186,309	126,947
AHP assessments	7,436	4,154	18,632	12,697
Net income	66,921	37,380	167,677	114,250

Weighted average dividend rate[3]	6.94%	4.15%	5.90%	4.12%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.
3    Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Exhibit 99.1

Average Balances and Yields (dollar amounts in thousands):

	Three Months Ended				Nine Months Ended
	09/30/2022		09/30/2021		09/30/2022		09/30/2021
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Investments[1,2,3]	$19,296,057	2.52%	$16,410,097	0.70%	$17,885,001	1.58%	$17,552,613	0.68%
Advances[3]	35,552,050	2.36	22,985,280	0.52	31,355,909	1.39	22,947,364	0.56
Mortgage loans[4,5]	8,021,512	2.87	8,317,439	2.55	8,045,095	2.81	8,561,457	2.47
Other interest-earning assets	41,522	2.07	38,761	2.32	51,568	1.84	39,699	2.45
Total earning assets	$62,911,141	2.47%	$47,751,577	0.94%	$57,337,573	1.65%	$49,101,133	0.94%

Interest-bearing liabilities:
Deposits	$694,256	1.92%	$1,032,579	0.04%	$819,807	0.73%	$1,067,150	0.04%
Consolidated obligations[6]	58,357,668	2.00	43,717,506	0.35	52,935,562	1.11	45,011,287	0.38
Other borrowings	43,539	2.52	44,673	2.23	47,819	2.33	48,063	2.16
Total interest-bearing liabilities	$59,095,463	1.99%	$44,794,758	0.35%	$53,803,188	1.10%	$46,126,500	0.38%

Net interest spread		0.48%		0.59%		0.55%		0.56%

Net interest margin[7]		0.60%		0.61%		0.61%		0.58%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    The fair value adjustments on available-for-sale securities are excluded from the average balance for calculations of yield since the changes are adjustments to equity.
3    Interest income includes prepayment/yield maintenance fees.
4    Credit enhancement fee payments are netted against interest earnings on the mortgage loans.
5    Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.
6    Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
7    Net interest margin is defined as net interest income as a percentage of average earning assets.